EX-35.3
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Annual Statement of Compliance
Morgan Stanley Bank of America Merrill Lynch Trust 2013-C7

VIA: EMAIL

Morgan Stanley Capital I Inc.
1585 Broadway
New York, New York 10036
Attention: Stephen Holmes
stephen.holmes@morganstanley.com

baml_l7g5requests@baml.com

Re: The Pooling and Servicing Agreement (the "Agreement") dated as of January
    1, 2013 among Morgan Stanley Capital I, Inc. as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer and special servicer, Situs Holdings, LLC, as trust advisor, Wells Fargo Bank, National Association, as custodian and U.S. Bank National Association, as trustee, certificate administrator, certificate registrar and authenticating agent

I, Kimberly O. Jacobs, a Senior Vice President of U.S. Bank National Association, as Certificate Administrator, as a certifying servicer hereby certify that:

(1) A review of the activities of the Certificate Administrator during the preceding calendar year and of the performance of the Certificate Administrator under the Agreement has been made under my supervision; and

(2) To the best of my knowledge and except as described on exhibit A hereto, based on such review, the Certificate Administrator has fulfilled all its obligations under the Agreement in all material respects throughout such year

Capitalized terms used but not defined herein have the meanings set forth in the Agreement.

Date: March 14, 2014


U.S. Bank National Association as Certificate Administrator as certifying servicer

By: /s/ Kimberly O. Jacobs
    Kimberly O. Jacobs
    Senior Vice President


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Exhibit A

Pursuant to the Agreement, the first Distribution Date occurred on February 15, 2013. The corresponding Form 10-D was required to be filed with the Securities and Exchange Commission (the "SEC") no later than March 4, 2013. The Certificate Administrator made a test filing of the required Form 10-D but, due to an administrative error, did not make an official filing of the Form 10-D on EDGAR.

The Certificate Administrator filed the Form 10-D for the February 15, 2013 Distribution Date with the SEC on March 14, 2014.